UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report	May 4, 2005
Date of earliest event reported	May 1, 2005

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19659	95-4119509

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(214) 741-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Merger Agreement

The Neiman Marcus Group, Inc. (the "Company") announced that it had entered into an Agreement and Plan of Merger, dated as of May 1, 2005 (the "Merger Agreement"), with Newton Acquisition, Inc. ("Parent") and Newton Acquisition Merger Sub, Inc. ("Merger Sub"). Parent and Merger Sub are entities directly and indirectly owned by an investment group consisting of Texas Pacific Group and Warburg Pincus.

The Merger Agreement contemplates that Merger Sub will be merged with and into the Company (the "Merger") and each outstanding share of Class A common stock and Class B common stock of the Company will be converted in the Merger into the right to receive $100 per share in cash, without interest.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain limited exceptions to permit the board of directors to comply with their fiduciary duties, enter into discussion concerning or provide confidential information in connection with alternative business combination transactions, and (ii) subject to certain limited exceptions to permit the board of directors to comply with their fiduciary duties, for the Company's board of directors to recommend that the Company's stockholders adopt the Merger Agreement and thereby approve the Merger. The operating covenants in the Merger Agreement also provide, among other things and subject to certain exceptions, that without Parent's prior consent (i) the Company may not declare or pay any dividends other than its regular quarterly cash dividend and (ii) the Company may not enter into a material transaction with respect to its credit card operations unless such transaction (A) would be treated as a sale under generally accepted accounting principles and (B) the aggregate proceeds from such transaction equal or exceed the par value of the credit card receivables.

Consummation of the Merger is subject to various customary conditions, including adoption of the Merger Agreement by the Company's stockholders, the absence of certain legal impediments to consummation of the Merger and the receipt of certain regulatory approvals.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which, together with available cash of the Company, will be sufficient for Parent to pay the aggregate merger consideration, the repayment or refinancing of debt as contemplated by the debt commitment letters and all related fees and expenses. The closing of the Merger is not conditioned on the receipt of the debt financing by Parent. Parent, however, is not required to consummate the Merger until after the completion of a marketing period (the "Marketing Period"). Subject to certain exceptions, the Marketing Period is the first period of 40 consecutive calendar days, during which Parent has been provided with all required financial information for purposes of completing its offerings of debt securities (as contemplated by the debt financing commitments), beginning on either (i) the twentieth day after the date on which the Company mails a proxy statement to its stockholders in connection with the proposed Merger or (ii) if the Marketing Period would end on or after August 15, 2005 pursuant to the period described in the foregoing clause (i), the later of (A) September 1, 2005 and (B) the date the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2005 is filed with the SEC.

The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee equal to $140,300,000. In addition, in the event the Merger Agreement is terminated because the Company's stockholders fail to adopt the Merger Agreement at the stockholders meeting called for that purpose, the Company is required to reimburse Parent for expenses incurred in connection with the Merger Agreement, up to a maximum of $20,000,000, which amount will be offset against the termination fee, if payable.

In the event that the Company terminates the Merger Agreement because Parent (i) breaches its obligations to effect the closing and satisfy its obligations with respect to payment of the merger consideration when all conditions to the closing are satisfied and the Marketing Period has expired and (ii) Parent fails to effect the closing because of a failure to receive the proceeds of one or more of the debt financings contemplated by the debt financing commitments or because of its refusal to accept debt financing on terms materially less beneficial to it than the terms set forth in the debt financing commitments, then Parent is required to pay a termination fee equal to $140,300,000. This termination fee is the exclusive remedy of the Company unless, in general, the Parent is otherwise in breach of the Merger Agreement, in which case the Company may pursue a damages claim. Parent's aggregate liability arising from a breach of the Merger Agreement is in any event capped at $500,000,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Stockholder Agreement

In connection with the execution of the Merger Agreement, certain stockholders affiliated with the family of Richard A. Smith, Chairman of the Board of the Company, entered into a Stockholder Agreement, dated as of May 1, 2005, with Parent and Merger Sub, pursuant to which, among other things, such stockholders agreed to vote in favor of the Merger. The stockholders who are party to the Stockholder Agreement represent approximately 12.4% of the outstanding Class A and Class B shares of the Company. The Stockholder Agreement will terminate upon the earliest of (i) the termination of the Merger Agreement and (ii) the effective time of the Merger.

The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholder Agreement filed as Exhibit 99.1 and incorporated herein by reference.

The Rights Agreement

Immediately prior to the execution of the Merger Agreement, the Company and Mellon Investor Services LLC, as Rights Agent, entered into an amendment (the "Rights Agreement Amendment") to the Amended and Restated Rights Agreement, dated as of August 8, 2002 (the "Rights Agreement"). The Rights Agreement Amendment provides that neither the execution of the Merger Agreement (or Stockholder Agreement) nor the consummation of the Merger or other transactions contemplated by the Merger Agreement (or the Stockholder Agreement) will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, neither Parent, Merger Sub nor any of their affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the approval, execution, delivery, adoption or performance of the Merger Agreement or the Stockholder Agreement or the consummation of the Merger or any other transactions contemplated by the Merger Agreement or the Stockholder Agreement.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Amendment filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided in the last two paragraphs of Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On May 2, 2005, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

2.1	Agreement and Plan of Merger, dated as of May 1, 2005, among The Neiman Marcus Group, Inc., Newton Acquisition, Inc. and Newton Acquisition Merger Sub, Inc.

4.1	First Amendment to the Amended and Restated Rights Agreement, dated as of May 1, 2005, between The Neiman Marcus Group, Inc. and Mellon Investor Services LLC.

99.1	Stockholder Agreement, dated as of May 1, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc and the other parties signatory thereto.

99.2	Press Release dated May 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEIMAN MARCUS GROUP, INC.
(Registrant)

Date: May 4, 2005	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President and General Counsel

THE NEIMAN MARCUS GROUP, INC.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 1, 2005, among The Neiman Marcus Group, Inc., Newton Acquisition, Inc. and Newton Acquisition Merger Sub, Inc.

4.1	First Amendment to the Amended and Restated Rights Agreement, dated as of May 1, 2005, between The Neiman Marcus Group, Inc. and Mellon Investor Services LLC.

99.1	Stockholder Agreement, dated as of May 1, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc and the other parties signatory thereto.

99.2	Press Release dated May 2, 2005.